AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of October 9, 2019, amends certain provisions of the Securities Purchase Agreement (the “Agreement”) dated as of September 24, 2019, between BioVie Inc., a Nevada corporation (the “Company”) and Acuitas Group Holdings, LLC (“Acuitas” or the “Purchaser”). All terms used but not defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, Company and the Purchaser seek to amend those provisions of the Agreement (i) relating to the issuance of Commitment Warrants and Bridge Warrants, and (ii) governing the issuance of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) in connection with the Uplisting Offering to provide that Purchaser shall be entitled to such number of shares of Common Stock should the underwriters in the Uplisting Offering exercise their option to purchase additional shares of Common Stock or warrants to purchase shares of Common Stock as shall result in Purchaser experiencing no dilution of its ownership interest as a result of any exercise of such option.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Exhibit A to the Agreement is hereby amended by deleting the existing Exhibit A in its entirety and replacing it with Exhibit A hereto. Upon such amendment, any Commitment Warrants or Bridge Warrants previously delivered to Purchaser shall be returned to the Company and Purchaser shall be issued in replacement thereof such equal number of Commitment Warrants or Bridge Warrants having the terms set forth in Exhibit A.

2.                  Section 2.5 of the Agreement is hereby amended by deleting the existing Section 2.5 in its entirety and replacing it with the following:

2.5 Green Shoe Adjustment Units. Following the closing of the Uplisting Offering, in the event the underwriters exercise their option to purchase additional shares and/or warrants, then at any closing relating to such exercise the Company shall issue to Acuitas that number of additional fully diluted shares of Common Stock (the “Green Shoe Shares”) equal to the result of (x) (A) the percentage of the total fully diluted shares of Common Stock then beneficially owned by Acuitas multiplied by the number of fully diluted shares of Common Stock to be outstanding after giving effect to such exercise, less (B) the total fully diluted shares of Common Stock then beneficially owned by Acuitas, divided by (y) the difference between 100% and the percentage of the total fully diluted shares of Common Stock then beneficially owned by Acuitas. Such fully diluted shares of Common Stock shall be issued in the form of Shares of Common Stock and/or Warrants in the form of Exhibit A (the “Green Shoe Warrants”) attached hereto in the same proportion as such securities shall be issued to the underwriters at such closing.

3.                  Section 4.14 of the Agreement is hereby amended by deleting the existing Section 4.14 in its entirety and replacing it with the following:

4.14 Purchase Option Redemption Adjustment. Each of the Company and Acuitas have agreed that the letter agreement dated June 24, 2019 (the “Letter Agreement”) regarding the modification of certain rights held by Acuitas shall be modified further such that the Transaction Shares referred to in the Letter Agreement shall be four times the amount set forth therein.

4.                  All other provisions of the Agreement shall continue in full force and effect from date hereof until terminated in accordance with the terms of the Agreement.

5.                  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

6.                  This Amendment is intended to be in full compliance with the requirements for an Amendment to the Agreement as required by Section 5.5 of the Agreement, and every defect in fulfilling such requirements for an effective amendment to the Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7.                  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BIOVIE INC.

By: _____________________
Name: Jonathan Adams
Title: President and Chief Operating Officer

ACUITAS GROUP HOLDINGS, LLC

By: _____________________
Name: Terren Peizer
Title: Managing Member

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIOVIE INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to [________] Shares of Common Stock of
BioVie Inc.
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. BV-[__]	Issue Date: [______], 2019

BIOVIE INC., a Nevada corporation (the “Company”), hereby certifies that, for value received, Acuitas Group Holdings, LLC, or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Exercisability Date (as defined below) of this Warrant and at any time, up to [______] ([_______]) fully paid and nonassessable shares of Common Stock (as defined below), par value of $0.0001 per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

This Warrant has been issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of September 24, 2019, as amended to the date hereof (the “Purchase Agreement”), by and between the Company and Holder. Capitalized terms not defined herein shall have the meanings given to them in the Purchase Agreement. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)               “Aggregate Exercise Price” means an amount equal to the product of (i) the number of shares of Common Stock in respect of which this Warrant is being exercised pursuant to Section 2 hereof, multiplied by (ii) the then-current Exercise Price.

(b)               “Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

(c)               The term “Company” shall mean BioVie Inc. and any person or entity which shall succeed, or assume the obligations of, BioVie Inc. hereunder.

(d)               The term “Common Stock” shall mean (i) the Company’s Class A common stock, $0.0001 par value per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(e)               The term “Exercisability Date” shall mean the earlier of (i) December 1, 2019 and (ii) the effectiveness of the Reverse Stock Split (as defined in Purchase Agreement).

(f)                The term “Exercise Price” shall mean an amount equal to lower of (i) $0.032 and (ii) 80% of the IPO Offering Price (as defined in Purchase Agreement), subject to adjustments as provided herein and therein.

(g)               The term “Other Securities” shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(h)               “Trading Day” means a day on which the principal Trading Market is open for trading.

(i)                 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or OTCQX (or any successors to any of the foregoing).

1.                  Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Exercisability Date and prior to 5:00 p.m., New York time, on the fifth (5th) anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”) the Holder of this Warrant may exercise this Warrant in whole or in part, of the Common Stock purchasable upon exercise hereof (subject to adjustment as provided herein).

2.                  Exercise of Warrant.

2.1              Number of Shares Issuable upon Exercise. From and after the Exercisability Date hereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, upon surrender of this Warrant to the Company at its principal executive office (or an indemnification undertaking with respect to this Warrant in the case of loss, theft, or destruction), or by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), duly completed, and payment to the Company of the Aggregate Exercise Price, the Holder shall be entitled to receive, shares of Common Stock of the Company, subject to adjustment pursuant to Section 5.

2.2              Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)               If the Company’s Common Stock is traded on a national exchange, then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date.

(b)               If the Company’s Common Stock is not traded on a national exchange but is traded on the OTCQX or OTCQB, then the mean of the average of the closing bid and asked prices reported for the last Business Day immediately preceding the Determination Date.

(c)               Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Board of Directors of the Company jointly agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)               If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

2.3              Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.4              Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.5       Mandatory Exercise Upon Closing of Uplisting Offering. Notwithstanding any other provision contained herein, to the extent that there has not been an exercise of any portion of this Warrant by the Holder pursuant to Section 2.1 hereof, any such portion of the Warrant that remains unexercised upon the closing of the Uplisting Offering shall be exercised automatically in whole (not in part), upon such closing date through exercise of this Warrant with an Exercise Price equal to the par value per share of the Common Stock.

3.                  Procedure for Exercise.

3.1              Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. Not later than two (2) Trading Days after such date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the holder (A) a certificate or certificates representing the shares of Common Stock purchased upon exercise of this Warrant which, on or after the six month anniversary of the Issue Date, provided the Holder is not an Affiliate, shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock purchased upon exercise of this Warrant. On or after the six month anniversary of the Issue Date, provided the Holder is not an Affiliate, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 3.1 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

3.2              Failure to Deliver Certificates. If, in the case of any Exercise Notice, such certificate or certificates are not delivered to or as directed by the applicable holder by the Share Delivery Date, the holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Exercise Notice, in which event the Company shall promptly return to the holder any original Warrant delivered to the Company and the holder shall promptly return to the Company the Common Stock certificates issued to such holder pursuant to the rescinded Exercise Notice.

3.3              Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the shares of Common Stock purchased upon exercise of this Warrant upon exercise of this Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other person of any obligation to the Company or any violation or alleged violation of law by the holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such shares of Common Stock purchased upon exercise of this Warrant; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the holder. In the event the holder of this Warrant shall elect to exercise any or all portion hereof, the Company may not refuse exercise based on any claim that the holder or anyone associated or affiliated with the holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to holder, restraining and or enjoining exercise of all or part of this Warrant shall have been sought and obtained, and the Company posts a surety bond for the benefit of the holder in the amount of 150% of the value of the shares of Common Stock to be purchased upon exercise of this Warrant, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue the shares of Common Stock purchased upon exercise of this Warrant, upon a properly noticed exercise. If the Company fails for any reason to deliver to the holder such certificate or certificates pursuant to Section 3.1 by the Share Delivery Date, the Company shall pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Fair Market Value of the shares of Common Stock to be purchased upon exercise of this Warrant, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or holder rescinds such exercise. Nothing herein shall limit a holder’s right to pursue actual damages for the Company’s failure to deliver the shares of Common Stock purchased upon exercise of this Warrant within the period specified herein and the holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

3.4              Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the holder, if the Company fails for any reason to deliver to the holder such certificate or certificates by the Share Delivery Date pursuant to Section 3.1, and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock purchased upon exercise of this Warrant which the Holder was entitled to receive upon the exercise relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount, if any, by which (x) the holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the exercise at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) this Warrant representing that number of shares of Common Stock which it represented prior to such exercise (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3.1. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with respect to which the actual sale price of the shares of Common Stock purchased upon exercise of this Warrant (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

3.5              Exercise.

(a)               Payment may be made in cash by wire transfer of immediately available funds to an account designated in writing by the Company, or by certified or official bank check payable to the order of the Company equal to the Aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b)               Notwithstanding the provisions of subsection (a) above to the contrary, if at the time the Holder exercises this Warrant a registration statement covering the Common Stock issuable to the Holder upon exercise of this Warrant shall not be effective under the Securities Act (as hereafter defined) in respect of such Common Stock, payment may be made, in the Holder’s discretion, either (i) in cash by wire transfer of immediately available funds to an account designated in writing by the Company or by certified or official bank check payable to the order of the Company equal to the applicable Aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (c) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(c)               In accordance with subsection (b) above, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B) A

Where X = the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)
B =	the Exercise Price per share (as adjusted to the date of such calculation)

4.                  Effect of Reorganization, Etc.; Adjustment of Exercise Price.

4.1              Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, upon closing date of any such reorganization, consolidation, merger or sale or transfer of assets, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5.

4.2              Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 4.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the “Trustee”).

4.3              Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 4, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 4.2.

5.                  Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 5). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

6.                  Subsequent Equity Sales. If the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock (“Common Stock Equivalents”) entitling any person to acquire shares of Common Stock, at a price per share less than the then current Exercise Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall be reduced to such lower price per share. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 6 in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the holder in writing, no later than the third trading day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

For purposes of this Section 6, the following subsections (1) to (5) shall also be applicable, other than in the case of an Exempt Issuance:

(1)               Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided below, no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2)               Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection (iii) below, no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 6.

(3)               Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to above, or the rate at which Convertible Securities referred to above are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 6 or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this Section 6 (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4)               Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor, before any deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using a method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

(5)               Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

7.                  Pro Rata Distributions. If the Company, at any time prior to the Expiration Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Value determined as of the record date mentioned above, and of which the numerator shall be such Fair Market Value on such record date less the then per share Fair Market Value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

8.                  Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section 12 hereof).

9.                  Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

10.              Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel (at the Transferor’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

11.              Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.              Reserved.

13.              Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, exchanging this Warrant pursuant to Section 9, and replacing this Warrant pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14.              Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

15.              Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

16.              Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Common Stock to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

17.              Compliance with the Securities Act. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 17 and the restrictive legend requirements set forth on the face of this warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”).

18.              Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

BIOVIE INC.
WITNESS:
By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

(To Be Signed Only On Exercise Of Warrant)

TO:	BioVie Inc.

Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____) (as amended, restated or otherwise modified from time to time, the “Warrant”; capitalized terms used but not defined in this notice shall have the meanings ascribed thereto in the Warrant), hereby irrevocably elects to purchase (check applicable box):

________ ________ shares of the common stock covered by such warrant; or

________ the maximum number of shares of common stock covered by such warrant pursuant to the cashless exercise procedure set forth in Section 3.5.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

________ $__________ in lawful money of the United States; and/or

________ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

________ ;the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 3.5(c), to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 3.5.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________ whose address is ___________________________________________________________________________.

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended. The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of BioVie Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of BioVie Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

SIGNED IN THE PRESENCE OF:

(Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

___________________________
(Name)

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.